EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Post-Effective Amendment No. 1 to Registration Statement No. 033-45756 on Form S-3, Post-Effective Amendment No. 7 to Registration Statement No. 033-06004 on Form S-8, Post-Effective Amendment No. 1 to Registration Statement No. 033-53771 on Form S-8, and Registration Statement Nos. 333-01109, 333-04611, 333-64161, 333-84917, 333-41806, 333-41808, 333-87814, 333-105203, and 333-150934 on Form S-8 of our reports dated February 25, 2009 relating to the consolidated financial statements of ITT Corporation and subsidiaries (the “Company”) (which report expresses an unqualified opinion and includes explanatory paragraphs relating to the Company’s adoption of new accounting standards) and the effectiveness of the Company’s internal control over financial reporting, appearing in this Annual Report on Form 10-K of ITT Corporation for the year ended December 31, 2008.

/s/  Deloitte & Touche
New York, New York

February 25, 2009